CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 of Aoxing Pharmaceutical Company, Inc. of our report dated September 28, 2009 relating to the financial statements, which appears in Form 10-K for the year ending June 30, 2009.

/s/ Paritz and Company PA

Hackensack, New Jersey
July 23, 2010